Exhibit 99.(a)(27)

MORGAN STANLEY INSTITUTIONAL FUND, INC.

CERTIFICATE OF CORRECTION

MORGAN STANLEY INSTITUTIONAL FUND, INC., a Maryland corporation (the “Corporation”), hereby certifies to the Maryland State Department of Assessments and Taxation (the “Department”) that:

FIRST:                                     The title of the document being corrected is Articles of Amendment to Amended and Restated Articles of Incorporation (the “Articles of Amendment”).

SECOND:                     The Corporation is the only party to the Articles of Amendment.

THIRD:                                  The Articles of Amendment were filed with the Department on April 25, 2001.

FOURTH:                      The Articles of Amendment contained typographical errors, errors of transcription or other errors and the Corporation desires to correct such errors by filing this Certificate of Correction.

FIFTH:                                      An error appears in the first sentence of Article SEVENTH of the Articles of Amendment, which reads as follows:

SEVENTH:                   Article FIFTH, of the Amended and Restated Articles of Incorporation is hereby amended to read in its entirety as follows:

SIXTH:                                   The first sentence of Article SEVENTH of the Articles of Amendment, as corrected, reads as follows:

SEVENTH:                   Article FIFTH, Section 3 of the Amended and Restated Articles of Incorporation is hereby amended to read in its entirety as follows:

SEVENTH:                The undersigned Executive Vice President of the Corporation acknowledges this Certificate of Correction to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Executive Vice President of the Corporation acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed in its name and on its behalf by the Executive Vice President of the Corporation and attested to by its Secretary on this 6th day of February, 2007.

ATTEST:	MORGAN STANLEY INSTITUTIONAL FUND, INC.

/s/ Mary E. Mullin	By:	/s/ Ronald E. Robison	(SEAL)
Mary E. Mullin		Ronald E. Robison
Secretary		Executive Vice President